Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Service Bancorp, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark L. Abbate, as Acting Principal Executive Officer and Chief Financial Officer of the Company*, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-B (“Item 601(b)(32)”) promulgated under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

/s/ MARK L. ABBATE
Mark L. Abbate
Acting Principal Executive Officer and Chief Financial Officer*

October 29, 2008

*	Mr. Abbate was serving as Acting Principal Executive Officer and Chief Financial Officer on September 29, 2008, the date of the Company’s original 10-K filing.